Exhibit 99.1

KSI Machine & Engineering, Inc.

FINANCIAL STATEMENTS

For the years ended December 31, 2006 and 2005

Table of Contents

Report of Independent Registered Public Accounting Firm	F – 2

Balance Sheets	F – 3

Statements of Operations	F – 4

Statements of Changes in Stockholders' Deficit	F – 5

Statements of Cash Flows	F – 6

Notes to Financial Statements	F – 7 -17

Report of Independent Registered Public Accounting Firm

To the board of directors and stockholders
of KSI Machine & Engineering, Inc.

We have audited the accompanying balance sheets of KSI Machine & Engineering, Inc. as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KSI Machine & Engineering, Inc. as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
February 20, 2008

KSI MACHINE & ENGINEERING, INC.

BALANCE SHEETS

	December 31,	December 31,
	2006	2005

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$-	$108,169
Accounts receivable-trade, net	646,278	603,847
Accounts receivable-other	426	363
Prepaid expenses	50,174	37,877
TOTAL CURRENT ASSETS	696,878	750,256

FIXED ASSETS, NET	1,638,111	1,957,889

OTHER ASSETS
Loan acquisition costs, net of amortization	27,598	13,238
TOTAL OTHER ASSETS	27,598	13,238

TOTAL ASSETS	$2,362,587	$2,721,383

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Bank overdraft	$25,962	$-
Accounts payable-trade	273,792	16,419
Accrued expenses	76,503	162,133
Notes payable-bank-current portion	780,093	1,345,615
TOTAL CURRENT LIABILITIES	1,156,350	1,524,167

LONG-TERM LIABILITIES
Notes payable-bank	2,465,997	-
Notes payable-other	-	1,781,366
TOTAL LONG-TERM LIABILITIES	2,465,997	1,781,366

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
Common stock - par value $10; 5,000 shares
authorized; 1,000 issued and outstanding	10,000	10,000
Accumulated deficit	(1,269,760)	(594,150)

TOTAL STOCKHOLDERS' DEFICIT	(1,259,760)	(584,150)

TOTAL LIABILITIES
AND STOCKHOLDERS' DEFICIT	$2,362,587	$2,721,383

The accompanying notes are an integral part of these financial statements.

KSI MACHINE & ENGINEERING, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2006	2005

SALES	$2,542,383	$3,220,525

COST OF SALES	1,655,826	1,490,950

Gross Profit	886,557	1,729,575

EXPENSES
Administrative expense	430,450	331,853
Rent	336,000	336,000
Wages-officer	208,850	309,400
Legal and accounting	79,448	43,969
Office expenses	7,203	11,614

Total expenses	1,061,951	1,032,836

NET INCOME (LOSS) FROM OPERATIONS	(175,394)	696,739

OTHER INCOME (EXPENSE)
Interest expense	(221,320)	(213,870)
	(221,320)	(213,870)

NET INCOME (LOSS)	$(396,714)	$482,869

WEIGHTED AVERAGE COMMON
SHARES-BASIC AND DILUTED	1,000	1,000

NET EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED	$(396.71)	$482.87

The accompanying notes are an integral part of these financial statements.

KSI MACHINE & ENGINEERING, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Common Stock
	5,000 shares authorized		Additional
	Shares	Par Value	Paid-In	Accumulated
	Issued	$10 per share	Capital	Deficit	Total

Balance, December 31, 2004	1,000	$10,000	$-	$(708,276)	$(698,276)

Net income	-	-	-	482,869	482,869

Distributions	-	-	-	(368,743)	(368,743)

BALANCE - DECEMBER 31, 2005	1,000	10,000	-	(594,150)	(584,150)

Net loss	-	-	-	(396,714)	(396,714)

Distributions	-	-	-	(278,896)	(278,896)

BALANCE - DECEMBER 31, 2006	1,000	$10,000	$-	$(1,269,760)	$(1,259,760)

The accompanying notes are an integral part of these financial statements.

KSI MACHINE & ENGINEERING, INC.

STATEMENTS OF CHANGES IN CASH FLOWS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(396,714)	$482,869
Adjustments to reconcile net loss to net cash
flows provided by (used in) operating activities:
Depreciation	319,778	325,398
Amortization of loan acquisition costs	18,108	7,943
Change in operating assets and liabilities:
Accounts receivable-trade	(42,431)	(232,451)
Accounts receivable-other	(63)	137
Prepaid expenses	(12,297)	(4,145)
Inventories	-	11,254
Accounts payable	257,373	(38,341)
Accrued expenses	61,724	118,195
NET CASH PROVIDED BY OPERATING ACTIVITIES	205,478	670,859

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	-	(9,265)
Bank overdraft	25,962	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	25,962	(9,265)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments made on notes payable	(582,712)	(388,149)
Cash received from borrowings	521,999	-
Distributions to shareholder	(278,896)	(368,742)
NET CASH USED IN FINANCING ACTIVITIES	(339,609)	(756,891)

NET DECREASE IN CASH	(108,169)	(95,297)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	$108,169	$203,466

CASH AND CASH EQUIVALENTS - END OF PERIOD	$-	$108,169

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$290,344	$134,708
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Exchange of liabilities for refinancing of notes payable-other:
Note payable - bank	$(3,306,802)	$-
Note payable - other	$3,126,981	$-
Loan acquisition costs	$32,468	$-
Accrued interest	$147,353	$-

The accompanying notes are an integral part of these financial statements.

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

KSI Machine & Engineering, Inc. (hereinafter “KSI” or “the Company”) was incorporated in the State of Michigan on June 24, 1970 as Keller Services, Inc. for the purpose of computer numerical control (CNC) machining. On July 20, 1987, the corporate name was changed to KSI Machine & Engineering, Inc. The Company is a Tier 1 supplier in the automotive industry, often providing CNC machining services to automobile manufacturing companies.

The Company’s year end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements.

Accounting Methods
The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements-Recent
In February, 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 155, “Accounting for Certain Hybrid Financial Instruments – an Amendment of SFAS No. 133 and 140”. This statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities” and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This statement resolves issues addressed in SFAS 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets”. This statement permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. This statement clarifies which interest-only strips and principal-only strips are not subject to the requirement of SFAS 133. This statement establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. This statement clarifies that concentration of credit risk in the form of subordination are not embedded derivatives. Finally, this statement amends SFAS 140 to eliminate prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this statement had no material effect on the Company’s financial condition or results of operations.

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (hereinafter “SFAS No. 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. This statement does not require any new fair value measurements, but for some entities, the application of this statement may change current practice. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and interim period within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial position or its results of operations.

In February, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (hereinafter SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operation.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in consolidated Financial Statements - an Amendment of ARB No. 51." This statement requires that noncontrolling or minority interests in subsidiaries be presented in the consolidated statement of financial position within equity, but separate from the parents' equity, and that the amount of the consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. SFAS No. 160 is effective for the fiscal years beginning on or after December 15, 2008. Currently the Company does not anticipate that this statement will have an impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. Management is in the process of evaluating the impact, if any, SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable
The Company carries its accounts receivable at net realizable value. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. For the year ended December 31, 2005, Company management estimated that the accounts receivable from one customer was uncollectible. In accordance with Company policies, this account receivable balance was written off as of December 31, 2005. All of the Company’s remaining receivables are expected to be collected. This assessment may change, as the Company develops the appropriate history of transactions in its operating companies and a provision for doubtful accounts will be established.

Cash and Cash Equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid investments (or short-term debt) with original maturities of three months or less to be cash equivalents.

Asset Impairment Policy
The Company recognizes an impairment loss if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows. All long-lived assets are considered to be held or used until they are sold, exchanged, abandoned, or otherwise disposed of.

Concentration of Credit Risk
Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company maintains the majority of its cash in one commercial account at a major financial institution. At December 31, 2006 and 2005, the Company’s cash balance did not exceed FDIC limits.

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” and SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments – an Amendment of FASB Statements No. 133 and 140”. These statements establish accounting and reporting standards for derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At December 31, 2006 and 2005, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings (Losses) Per Share
On January 1, 1998, the Company adopted SFAS No. 128, which provides for calculation of “basic” and “diluted” earnings (losses) per share. Basic earnings (losses) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to diluted earnings per share.  Basic earnings per share equal diluted earnings per share as the Company does not have any potentially dilutive instruments.

Fair Value Financial Instruments
The Company’s financial instruments as defined by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, include trade accounts receivable and payable, accrued expenses and short-term borrowings. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2006 and 2005.

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories
Inventories, which primarily consist of work in process, are valued at the lower of cost or market. As of December 31, 2006 and 2005, no work in process inventory was reflected in the Company’s financial statements because all inventory was shipped to customers prior to the end of each year.

Property and Equipment
Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.  The Company recognized $319,778 and $325,398 in depreciation expense for the years ended December 31, 2006 and 2005, respectively. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts and any resulting gain or loss is reflected in results of operations.

Shipping and Handling Costs
Shipping and handling costs are classified as a component of cost of sales.

Impairment of Long-Lived Assets
In October, 2001, the FASB issues SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (hereinafter “SFAS No. 144”). SFAS No. 144 replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001.

In complying with this Standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the present value of future cash flows estimated to be generated by its assets to their respective carrying amounts. As of December 31, 2006 and 2005, no impairments were deemed necessary.

Provision for Taxes
The Corporation, with the consent of its sole shareholder, has elected pursuant the Internal Revenue Code to be treated as an S Corporation. In lieu of corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Corporation’s taxable income. Therefore, no provision of liability for Federal Income Tax has been included in the financial statements.

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue and Cost Recognition Policies
The Company recognizes revenue from product sales when products are shipped and title passes to customers. The Company has not provided an allowance for sales returns because the Company’s historical sales experience indicates that a very immaterial amount of sales are subsequently returned. Specialized machined products created to the customer’s blueprint specifications are also being produced. These product costs are market driven and the Company warrants the finished product to the extent they meet the specifications.

As an agent for vendors, the Company recognizes its commissions when the earnings process is completed (delivery taken and title passed to the customer) and collection is probable.

Cost of sales consists primarily of direct labor, employee benefits, and supplies used in the production process.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3 – LOAN ACQUISITION COSTS
As of December 31, 2006 and 2005, loan acquisition costs in the amount of $27,598 and 13,238, respectively, are reflected. These amounts are reflected net of accumulated amortization for December 31, 2006 and 2005, of $18,108 and $7,942, respectively. The loan acquisition costs are being amortized over the lives of the related loans.  Loan acquisition costs increased for December 31, 2006 as compared to December 31, 2005, due to cost associated with refinancing of equipment manufacturer notes payable.

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 4 – LONG-TERM DEBT

During the year ended December 31, 2006, the obligations due to the equipment manufacturer were refinanced with a local area bank in the amount of $3,200,000. Additionally, the Company entered into a $300,000 Line of Credit arrangement with the same local area bank. The specific terms of these obligations are as follows as of December 31, 2006:

	Current Portion	Long-term Portion	Total
Note payable – Community Central Bank (Line of Credit loan): Secured by all of the Company’s assets and the guarantee of the principal officer. This obligation is due upon demand, with interest payments at a rate of .5% above the bank’s prime lending rate due on a monthly basis.	$288,000	$-	$288,000

Note payable – Community Central Bank (equipment loan): Secured by all of the Company’s assets and the guarantee of the principal officer. Payments in the amount of $57,365 are due on a monthly basis, inclusive of interest at a rate of 8.67% per annum.	492,093	2,465,997	2,958,090
	$780,093	$2,465,997	$3,246,090

The following are the maturities of notes payable for the each of the next five years:

December 31,

2007	$780,094
2008	493,894
2009	538,458
2010	587,042
2011 and thereafter	846,602
$3,246,090

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 5 – LONG-TERM DEBT (Continued)

As of December 31, 2005, the Company was obligated to an equipment manufacturer under two promissory notes in the aggregate amount of $3,126,981. These obligations are secured by certain equipment for which the proceeds were utilized to purchase. This note was refinanced in 2006.  The specific terms of these obligations are as follows:

	Current	Long-term
	Portion	Portion	Total

Note payable – equipment manufacturer: Interest - only payments at a rate of 6% per annum due on a monthly basis in the amount of $12,585 through August, 2006. Principal and interest payments in the amount of $66,141 are due on a monthly basis beginning in September, 2006 through May, 2009	$726,102	$2,507,468	$2,507,468

Note payable – equipment manufacturer: Payments in the amount of $52,714 are due on a monthly basis, inclusive of interest at a rate of 6% per annum. This obligation is guaranteed by the principal officer of the Company.	619,513	-	619,513
	$1,345,615	$1,781,366	$3,126,981

NOTE 5 – CONTRACTS AND AGREEMENTS
AmeriChip International, Inc.
During the fiscal year ended December 31, 2005, the Company entered into a licensing agreement with AmeriChip International, Inc., (hereinafter “AmeriChip”), whereby the Company was licensed to utilize the AmeriChip’s patented laser technology in exchange for a performance based licensing fee payable to the Company.

NOTE 6 – COMMITMENTS AND CONTINGENCIES
Rental Agreement
The Company leases its manufacturing and office facility located in Clinton Township, Michigan from the sole shareholder of the Company. A lease agreement has not been executed between the Company and its sole shareholder. As a result, the lease is considered a month to month lease for financial statement purposes. Monthly lease payments in the amount of $28,000 are currently being paid on this lease.

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 7 – RETIREMENT PLAN
The Company has a defined contribution 401(k) plan for all of its eligible employees. Employer contributions are discretionary, and no employer contribution has been made in 2006 or 2005. Participants may make voluntary contributions to the plan up to 15% of their compensation or the maximum amount allowed by law. Employer maximum contributions, when made to the plan, are composed of a matching contribution of the lesser of three percent of each employee’s gross income or fifty percent of each employee’s contribution.

NOTE 8 – RELATED PARTY TRANSACTIONS
The operating lease between the Company and its sole shareholder are described in Note 6.

NOTE 9 – SUBSEQUENT EVENTS
AmeriChip International Inc. Acquisition
On September 14, 2004, the AmeriChip International, Inc. (hereafter “AmeriChip”) executed a letter of intent with the Company to acquire all of the Company’s outstanding stock. This letter of intent was subsequently modified and executed again on November 7, 2006. During the year ended November 30, 2004, AmeriChip paid a deposit of $50,000 for this agreement. On December 7, 2004, the AmeriChip paid an additional $100,000 and signed a purchase agreement with the Company.  On October 26, 2005, the AmeriChip paid an additional $30,000 for this agreement. On November 7, 2005, the AmeriChip paid an additional $20,000 for this agreement. As of December 31, 2005, the total required accumulated deposit of $200,000 had been paid to the current shareholder of the Company.

On February 15, 2007, AmeriChip completed its acquisition of the common stock of KSI. The acquisition price of KSI’s common stock was $3,200,000, subject to certain adjustments related to the amount of retained earnings, accounts receivable, and accounts payable reflected on the closing date. The adjusted purchase price reflected on the closing date was $2,988,043, subject to a post closing due diligence analysis by AmeriChip management and its professional representatives. Deposits related to this acquisition in the amount of $200,000, which had paid to the KSI’s sole shareholder (hereafter “the seller”) prior to the closing date, were offset as a partial payment against the adjusted purchase price. In addition, AmeriChip paid the seller $150,000 on the closing date, resulting in a net obligation due by AmeriChip to the seller in the amount of $2,638,043.

Terms of this obligation require monthly payments of $50,000, inclusive of interest accruing at a rate of 7% per annum, over a period of 18 months. At the end of this period of time, the remaining unpaid balance is due to the seller by AmeriChip. Additional principal payments are required over the term of the loan if the fair market value of AmeriChip’s common stock reach certain minimum levels over a 10 day period. If the fair market value of AmeriChip’s common stock reaches $0.30 per share over a 10 day period, one-third of the unpaid balance is due within 60 days. After this first period, if the fair market value of AmeriChip’s common stock reaches $0.40 per share over a 10 day period, one-half of the unpaid balance is due within 60 days. After this second period, if the fair market value of AmeriChip’s common stock reaches $0.50 per share over a 10 day period, the entire unpaid balance is due.

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 9 – SUBSEQUENT EVENTS (Continued)
In addition to these terms, AmeriChip was required to seek outside financing for KSI’s fixed assets acquired as a result of this transaction. This outside financing was provided by a Detroit area bank and the United States Small Business Administration (hereinafter “SBA”). As a result of this outside financing requirement, AmeriChip established a new subsidiary named Excellence 3, Inc. The ownership of Excellence 3, Inc. was assigned to KSI immediately subsequent to AmeriChip’s acquisition of the common stock of KSI. This new subsidiary then acquired the fixed assets of its parent company, KSI, in the amount of $3,200,000. In order to finance this acquisition of fixed assets, financing was obtained from a local area bank in the amount of $1,600,000. Additional financing was obtained from the SBA in the amount of $1,280,000, plus closing costs in the amount of $37,000, resulting in a net obligation due to the SBA in the amount of $1,317,000. The remaining amount of the acquisition cost in the amount of $320,000 was provided by AmeriChip International, Inc. The funds provided by the SBA were not immediately available, pending the issuance of a debenture bond by a local taxing authority. Accordingly, temporary funding of the amount financed by the SBA was provided by the same local area bank previously identified.

Concurrent with its acquisition by AmeriChip International, Inc., KSI’s status as a Subchapter S Corporation for Federal Income Tax purposes was terminated, effective January 1, 2007.  The Company changed its corporate status and will use the liability method for income taxes as required by SFAS 109 “Accounting for Income Taxes”. Under this method, liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is more likely than not that the deferred tax assets will not be realized.  In addition, the fiscal year end of KSI was changed from December 31 to November 30 of each year, in order to coincide with the fiscal year of AmeriChip International, Inc.

There are no deferred taxes as of December 31, 2006.

There was no income tax expense for the year ended December 31, 2006.

KSI MACHINE & ENGINEERING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

NOTE 9 – SUBSEQUENT EVENTS (Continued)
The Company has included a pro forma tax expense for the period ended December 31, 2005.  The Company’s benefit differs from the "expected" benefit for the year ended December 31, 2006 and 2005 (computed by applying the Corporate tax rate of 40% to the loss before taxes), as follows:

December 31,
	2006	2005
Computed “expected tax (benefit) expense	$(158,685)	$193,147
Benefit of operating loss carryforwards	-	(193,147)
Valuation allowance	158,685	-
	$-	$-

The above pro forma income tax expense and benefit was calculated by applying the combined federal and state tax estimated rate to the income (loss) before taxes of ($396,714) and $482,869 for the periods ended December 31, 2006 and 2005, respectively as noted below:

Statutory federal income tax rate	35.00%
State income taxes	5.00%
Valuation allowance	(40.00)%

Effective tax rate	(0.0)%

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2006 are as follows:
Deferred Tax Assets

Current Deferred Tax Assets	$-
Net operating loss carryforward	503,904

Total gross deferred Tax Assets
Less valuation allowance	$(503,904)

Net deferred tax assets	$-

The Company has utilized for the pro-forma disclosure a net operating loss of $1,259,760.